EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 21, 1998 relating to the financial statements and financial statement schedule of Take-Two Interactive Software, Inc., which appears in Take-Two Interactive Software, Inc.'s Annual Report on Form 10-KSB for the year ended October 31, 1998.


                                                 /s/ PricewaterhouseCoopers LLP
June 25, 1999
1301 Avenue of the Americas
New York, New York 10019


                                       I-4